UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2008

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 15, 2008, Encore Capital Group, Inc. and its wholly owned subsidiary, Midland Credit Management, Inc. (collectively, “Encore”), issued a Notice of Breach to Jefferson Capital Systems, LLC (“Jefferson Capital”) and its parent, CompuCredit Corporation, under the (i) Asset Purchase and Forward Flow Agreement, dated June 2, 2005, as amended, (ii) Collection Agreement, dated June 2, 2005, and (iii) Bankruptcy Receivable Purchase Agreement, dated May 28, 2004, as amended, each such agreement originally by and among Encore and one or more of its wholly owned subsidiaries and Jefferson Capital. A copy of Encore’s Notice of Breach is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Notice of Breach, dated July 15, 2008, issued by Encore Capital Group, Inc. and its wholly owned subsidiary, Midland Credit Management, Inc. to Jefferson Capital Systems, LLC and its parent, CompuCredit Corporation, under the (i) Asset Purchase and Forward Flow Agreement, dated June 2, 2005, as amended, (ii) Collection Agreement, dated June 2, 2005, and (iii) Bankruptcy Receivable Purchase Agreement, dated May 28, 2004, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: July 15, 2008	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President,
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Notice of Breach, dated July 15, 2008, by Encore Capital Group, Inc. and its wholly owned subsidiary Midland Credit Management, Inc. to Jefferson Capital Systems, LLC and its parent, CompuCredit Corporation, under that certain Asset Purchase and Forward Flow Agreement dated June 2, 2005, as amended, that certain Collection Agreement dated June 2, 2005, and that certain Bankruptcy Receivable Purchase Agreement dated May 28, 2004, as amended.

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